SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

July 23, 2003

AdvancePCS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21447	75-2493381
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 West John Carpenter Freeway, Suite 1200, Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 524-4700

ITEM 9. Regulation FD Disclosure

The information under this caption is furnished by AdvancePCS (the “Company”) under Item 9 in place of Item 12 of Form 8-K in accordance with interim guidance provided by the Securities and Exchange Commission in Release No. 33-8216 issued March 27, 2003.

On July 23, 2003, the Company issued a press release reporting financial results for the fiscal quarter ended June 30, 2003. A webcast in connection with the issuance of the press release will be held on July 24, 2003. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated into this Item 12 by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCEPCS

Date: July 23, 2003	By:	/s/ David D. Halbert
Name: David D. Halbert
Title: Chairman of the Board, President and Chief Executive Officer